4:

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan of BP p.l.c of our report dated June 17, 2004, with respect to the financial statements and schedules of the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Chicago, Illinois

June 25, 2004                                                                                  Ernst & Young LLP